Exhibit 99.1

FTD Companies, Inc. Announces Appointment of Stephen Tucker as Executive Vice President and Chief Financial Officer

CFO Leadership Transition to be Complete December 31, 2016

DOWNERS GROVE, Ill. — December 13, 2016 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, today announced Stephen Tucker has been appointed Executive Vice President, effective immediately. Mr. Tucker also will succeed Becky Sheehan as FTD’s Chief Financial Officer, effective January 1, 2017. As previously announced, Ms. Sheehan is leaving the company to pursue other opportunities and will assist in the executive leadership transition through the end of year.

“On behalf of our board and management team, I am excited to welcome Stephen to FTD,” said Christopher W. Shean, FTD’s interim President and Chief Executive Officer. “Stephen has strong strategic financial and operational experience as well as an established track record of driving growth in profitability, achieving targeted metrics and motivating strong team performance. Over the next few weeks he will work closely with Becky and our finance team to ensure a smooth transition.”

Mr. Tucker commented, “I am thrilled to join FTD. FTD has a strong foundation with its compelling brands, network of member florists and talented employees, and I look forward to working with the entire FTD team as we continue to leverage the assets to drive long-term success.”

Mr. Tucker joins FTD with extensive strategic financial and operational leadership experience having most recently served as Senior Vice President of Financial Operations at AT&T. In this role, he oversaw financial operations for the AT&T Entertainment Group’s Content and Customer Care teams. Prior to AT&T’s acquisition of DIRECTV, Mr. Tucker served in many roles within DIRECTV, including SVP Financial Operations, where he provided finance support for the company’s Customer Care, Field Services, Supply Chain, Service and Repair, and Protection Plan teams, and SVP of Business Operations and Chief Financial Officer for DIRECTV Sports Networks.

Prior to joining DIRECTV, Mr. Tucker served as Chief Financial Officer of FUN Technologies, a public company subsidiary of Liberty Media. In this role, he provided turnaround assistance in the period following the company’s acquisition by Liberty Media. Mr. Tucker played a pivotal role in stabilizing the operating and financial performance of the company and returning it to a positive growth trajectory. For the past 10 years, Mr. Tucker has focused on optimizing the numerous businesses he has supported to drive growth and improved financial performance.

Earlier in his career, Mr. Tucker spent 16 years with KPMG, including the final six years as an audit partner in the Information Communications and Entertainment practice. During his tenure at KPMG Mr. Tucker provided audit, technical accounting, regulatory filing, transaction support and financial reporting assistance to companies across numerous industries and for the final three years was the global lead partner of a large public international communications company.

Mr. Tucker holds a bachelor’s degree in Business Administration from Simon Fraser University in Vancouver, Canada and is a Certified Public Accountant.

About FTD Companies, Inc.

FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts and related products to consumers primarily in the United States,

Exhibit 99.1

Canada, the United Kingdom and the Republic of Ireland. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910 and the highly-recognized FTD® and Interflora® brands are supported by the iconic Mercury Man logo®, which is displayed in approximately 40,000 floral shops in nearly 150 countries. In addition to FTD and Interflora, our diversified portfolio of brands includes the following trademarks: ProFlowers®, ProPlants®, Shari's Berries®, Personal Creations®, RedEnvelope®, Flying Flowers®, Flowers Direct™, Ink Cards™, Postagram™ and Gifts.com™. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s strategies and future financial performance; statements regarding expected synergies and benefits of the Company’s acquisition of Provide Commerce; expectations about future business plans, prospective performance and opportunities, including potential acquisitions; revenues; segment metrics; operating expenses; market trends, including those in the markets in which the Company competes; liquidity; cash flows and uses of cash; capital expenditures; depreciation and amortization; tax payments; foreign currency exchange rates; hedging arrangements; the Company’s ability to repay indebtedness and invest in initiatives; the Company’s products and services; pricing; marketing plans; competition; settlement of legal matters; and the impact of accounting changes and other pronouncements. Potential factors that could affect these forward-looking statements include, among others, the factors disclosed in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In addition, the Company may not provide guidance of the type provided in this release in the future.

Contacts

Investor Relations:
Jandy Tomy
630-724-6984
ir@ftdi.com

Media Inquiries:

Amy Toosley

858-638-4648

pr@ftdi.com